Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated April 22, 2021 with respect to the consolidated financial statements of Streamline Health Solutions, Inc. included in the Annual Report on Form 10-K for the year ended January 31, 2021, which are incorporated by reference in this Registration Statement, and to the reference to our firm under the heading “Experts.”

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

May 3, 2021